Exhibit 31.1
CERTIFICATION OF KEITH E. ALESSI, INTERIM PRESIDENT AND
INTERIM CHIEF EXECUTIVE OFFICER, PURSUANT TO RULE 13a-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Keith E. Alessi, certify that:
1. I have reviewed this Amendment No. 1 on Form 10-Q/A of Westmoreland Coal Company; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 25, 2007	By:	/s/ Keith E. Alessi
Keith E. Alessi
Interim President and interim Chief Executive Officer (Principal Executive Officer)